Exhibit 10.4

Contract Review Stamp

 AGRICULTURAL BANK OF CHINA

Contract on Import L/C Issuing Limits

Contract No.: 1204022012000830

Contract on Import L/C Issuing limits

Dear clients, to protect your rights and interests, please read carefully the terms and conditions of this contract (especially the terms and conditions in bold letters) before signing to understand your rights and obligations hereunder. If you have any doubt or question, please consult your bank.

Party A (full name): Tianjin Binhai Shisheng Business and Trade Group Co. , Ltd.

Party B (full name): Agricultural Bank of China Tianjin Heping Sub-branch

Party A hereby applies to Party B for issuing of reciprocal credit owing to the import need, and agrees to make sufficient deposit of external payment within the agreed time limit prior to such external payment. Party A and Party B hereby enter into this Contract upon unanimous negotiation.

Article 1. For the purpose of this Contract, limits refer to the sum of balance of issuable letter of credit as agreed in this Contract provided by Party B to Party A. The issuing of letter or credit under this Contract (“L/C Issuing”) includes the issuing and amendment of the letter of credit.

Article 2. Limits and Use Period

1.	The limits for L/C issuing under this Contract (currency and amount in words): Five Hundred and Twenty Million Yuan Only (RMB).

2.
Use Period: from September 13th, 2012 to September 5th, 2013. The issuing date and maturity date of each L/C issuing business that may occur during this period shall be subject to the date as recorded in relevant vouchers filled out in occurrence thereof. The maturity date of each L/C issuing business (inclusive of L/C maturity date and Party B’s external payment date) shall survive the maturity of this use period.

Article 3. Use of Limits

1.
Where Party A needs to use the L/C issuing limits under this Contract within the limits and use period as agreed upon in this Contract, Party A shall furnish to Party B the Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant for each business involved, and Party B shall have the right to make decision on whether or not to issue L/C upon consideration of its financial situation and upon inspection of Party A’s operation status as per related rules and regulations.

2.
Party A shall pay to Party B an amount at 15% of the L/C issuing amount as deposit upon Party A’s issuing of each L/C. Where otherwise stipulated in the Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant at issuing of each letter of credit, such stipulations shall be observed and followed.

3.	Where the use period expires, limits unused shall automatically be cancelled, and Party A shall not reapply for use.

4.	Except otherwise agreed by two parties hereto, they shall not separately enter into the Import L/C Issuing Contract when L/C issuing limits hereunder are used for L/C issuing.

5.
Any subsequent financing if required with respect to the L/C issued hereunder (including the import bill advance, shipping guarantee) shall be subject to separate application, and shall be included in the separate contract and guarantee contract upon Party B’s approval. The part not settled with the above-mentioned subsequent financing shall be deemed to have used the L/C issuing limits of this Contract.

Article 4. Party B may not deal with the L/C issuing business hereunder should the following conditions be satisfied:

1.	Party A has opened a general bank account with Party B.

2.
For individual business, Party A has furnished to Party B the Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant and other relevant information and acquired Party B’s approval and consent.

3.
Party A, upon Party B’s request, has provided related documents and data, acquired related approvals, handled registrations and gone through other legal procedures for L/C issuing hereunder in accordance with pertinent regulations.

4.
Party A has executed the guarantee contract if guarantee is required for L/C issuing hereunder; Party A, upon Party B’s request, has properly gone through legal procedures for registration and/or insurance should mortgage or pledge be required for L/C issuing hereunder, and such guarantee and insurance shall continue in force.

Article 5. Party A’s Rights and Obligations

1.	Party A shall have the right to apply for and deal with the issuing of letter of credit in accordance with provisions of this Contract.

2.
Party A shall provide Party B with the financial statements (including balance sheet, income statement) and all related information and data (name of deposit bank, account No. and deposit balance) that are true, complete and valid on the monthly (monthly / ~~quarterly / yearly~~) basis.

3.	Party A shall deal with the business conducted in RMB and foreign currencies under this Contract through the bank account opened with Party B.

4.	Party A shall properly go through legal procedures and procedures for administrative inspection and approval necessary for the import , L/C issuing and performance of this Contract.

5.	Party A shall, upon Party B’s request, provide relevant import contracts and other related data.

6.
Party A shall strictly perform the provisions and commitments made in the Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant and / or the Application for Amendment to Letter of Credit / Party A’s Commitment for Amendment to Letter of Credit.

7.
Party A shall pay in full the L/C issuing deposit as indicated in this Contract. Except otherwise agreed in the Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant, Party A shall pay in full the L/C issuing deposit, and according to Party B’s stipulations, settle the expenses for L/C issuing in full amount and on schedule.

8.
Where sight L/C is issued, Party A shall deposit in full the amount under the letter of credit into the bank account nominated by Party B for Party B’s future payment within two (2) working days upon Party B’s delivery of the Notice for External Payment/Acceptance or the Notice for Domestic Payment / Acceptance,; if time L/C is issued, Party A shall deposit in full the amount under the letter of credit into the bank account nominated by Party B for Party B’s external payment three (3) working days before the maturity of the acceptance or commitment. In case of advance payment, Party A shall repay to Party B the principals and interests on such advance payment and related expenses in full amount and in a timely manner in accordance with the provisions of this Contract.

9.
Where the L/C issuing limits already used exceed the L/C issuing limits agreed upon in this Contract due to fluctuation of the exchange rate before the maturity of each L/C under this Contract, Party A shall immediately return the exceeding part or pay corresponding deposit.

10.	Party A shall notify Party B in writing of the occurrence of the following events and take assets preservation measures acceptable to Party B within five (5) days thereafter:

(1) the change of its subordination relationship and senior officials as well as the amendment of its articles of association and the adjustment of its organization structure.

(2) shutdown, stoppage, deregistration, or revocation of its business license or being applied for bankruptcy.

(3) worsening of financial status, suffering of serious difficulties in operations, or being involved in material litigation or arbitration.

(4) the change of its name, domicile, legal representative, contact information and other particulars.

(5) occurrence of any other events which would adversely affect Party B’s realization of its creditor’s right.

11.	Party A shall obtain Party B’s consent and implement debt-paying measures acceptable to Party B prior to the conducting of any of the following activities:

(1)
Party A engages in contracting, leasing, shareholding reform, joint operation, consolidation, merger, division, joint venture, transfer of assets, reduction of registered capital, and application for rectification, dissolution or bankruptcy, as well as other activities that have good chance to cause change in the creditor-debtor relationship of this Contract or to influence Party B’s realization of its creditor’s right;

(2)	Party A provides guarantee with respect to the liabilities of other parties, or mortgages or pledges its major assets to any third party, which might affect its solvency hereunder.

12.	Party A and its investors shall not withdraw funds, transfer assets, or assign shares in order to evade their liabilities to Party B.
13.
In case of shutdown, stoppage, deregistration, revocation of business license, bankruptcy or operation loss of the guarantor hereunder, resulting in guarantee inability or partial guarantee ability in relation thereto, or in depreciation of guaranty, pledge or pledge right used for guaranteeing this Contract, Party A shall immediately pay in full the L/C issuance finance deposit for the letter of credit issued under this Contract, or provide other forms of guarantee acceptable to Party B.

14.	Party A shall not enter into any contract with any third party that may prejudice Party B’s rights and interests hereunder.

Article 6. Party B’s Rights and Obligations

1.
Party B shall issue the letter of credit to Party A in case Party A has properly performed the agreed obligations hereunder, gone through required procedures and satisfied Party B’s inspection requirements.

2.
Party B shall be entitled to familiarize with Party A’s operations, financial activities, L/C utilization and other situations, and request Party A to furnish the financial statements and other documents, information and data within time limit.

3.
In case (including but without limitation) circumstances listed in Item 10, Item 11 and Item 12 of Article 5 of this Contract happen, which may adversely influence Party B’s realization of its creditor’s right, Party B shall have the right to request Party A’s full payment of the L/C issuance finance deposit for the issued letter of credit under this Contract, or take other assets preservation measures.

4.
Where Party A fails to make deposit in full and in a timely manner according to the Article 5 of this Contract, Party B shall be entitled to deduct the principals and interests on the amounts early paid for Party A and other expenses payable by Party A directly from any of Party A’s bank accounts as per the provisions of this Contract, and the liabilities offset and offset sequence shall be determined by Party B. In case Party B executes its right of offset pursuant to the legal rules or provisions of this Contract, Party A may raise objection thereto within seven (7) working days from the date on which Party B notifies Party A of such execution in writing, orally or by other means.

5.
In case of advance payment, and the repayments by Party A is insufficient to cover the payables under this Contract, Party B may choose to pay back the principals, interests or expenses on such advance payment with such repayments.

6.
Where there’s more than one matured liability between Party A and Party B, and Party A’s repayments are insufficient to cover all matured liabilities, the liabilities to be settled with Party A’s repayments and the settlement sequence shall be determined by Party B.

7.	Where Party A fails to perform the repayment obligation, Party B may disclose such failure to the public.

Article 7. Liabilities for Breach of the Contract

1.
Where Party B violates the obligations specified in the Article 6 of this Contract, Party B, besides continuing performance of this Contract, shall assume liabilities in relation thereto according to law.

2.
Where Party A fails to perform the payment obligation and Party B thus pays for Party A, the amount paid by Party B for Party A shall be considered overdue loan, and interest thereon shall be calculated by the following method 2 from the date of such payment:

(1)	at ___/10000 (in words) of daily interest rate before actual payment.
(2)
at 50% (in words) of (LIBOR (LIBOR / HIBOR) + 1%) of three (3) months from the date of advance payment. LIBOR refers to London Interbank Offered Rate, and HIBOR refers to Hong Kong Interbank Offer Rate.

Party B shall repay the advance payments / financing amounts and overdue interests in the original currency in which letter of credit was issued.

3.
Where Party A, in violation of the agreed obligations hereunder, has not issued the letter of credit yet, Party B shall be entitled to refuse to issue the letter of credit; where Party B has issued the letter of credit, Party A shall promptly pay in full the L/C issuance finance deposit with respect to the issued L/C. However, in the event that Party A fails to do so within the indicated period, Party B shall be entitled to charge penalty at 5/10000 (in words) of the portion yet to be paid.

4.
Where Party A violates the agreed obligations under this Contract, Party B shall have the right to request Party A to correct such violation within the time limit, cease the issuing of letter of credit, and announce immediate expiration of liabilities under other contracts entered into with Party B, or take other assets preservation measures.

5.
Where any of guarantors under this Contract breaches against the agreed obligations under the guarantee contract, Party B may cease issuing of letter of credit to Party A, and request Party A to immediately pay in full the L/C issuance finance deposit for the issued letter of credit under this Contract, or take other assets preservation measures.

6.
Where Party B has to realize its creditor’s right by way of litigation or arbitration due to Party A’s violation of this Contract, Party A shall assume the legal fees, travel expenses and other related fees paid by Party B therefore.

Article 8. Special Agreement on Issuance of Nominal Forward L/C

1.
Party B shall, upon Party A’s request, issue the forward L/C and promptly make external payment, or if the paying bank is notified to make external payment, Party B shall be deemed to have agreed to provide financing to Party A.

2.
The financing period shall be from the payment date of Party B / paying bank to the maturity date of draft / document. Party A undertakes to unconditionally undertake payment responsibility to Party B on the maturity date of draft / document and pay back all principals and interests on financing under the letter of credit. Where Party A fails to make payment by due time, resulting in delayed financing, the interest shall be calculated thereafter according to the provisions of Item 2 of Article 7 herein.

3.
The financing interest shall be calculated by multiplying financing interest rate, financing period and financing amount. The financing interest rate shall be subject to that specified in relevant vouchers.

4.
Party A’s early repayment of the financing amount shall be subject to Party B’s consent. Where the paying bank is not what mentioned herein, Party A shall assume related commissions and / or penalty interests required for early repayment.

5.	Party A undertakes to waive its right of application to the court of law and other related departments for stopping or freezing payment of amounts under the nominal forward L/C.

Article 9. Guarantee

The creditor’s right under this Contract shall be guaranteed by execution of the Maximum Guarantee Contract, which shall be separately signed. If the Maximum Guarantee Contract is executed, the guarantee contract No. is 12100520120000141, 12100520120000142.

Article 10. Dispute Settlement

Any dispute arising out of the performance of this Contract may be settled through consultation or through the following method (1):

(1)	Litigation. Such dispute shall be governed by the people’s court at the domicile of Party B.
(2)	Arbitration. A request may be filed with _____ (full name of the arbitration institution) for arbitral award in accordance with the then effective arbitration rules.

The performance of the remaining provisions herein not involved in the dispute shall continue during arbitration or litigation.

Article 11. Miscellaneous

1.
The Application for Issuing of Irrevocable Documentary L/C / Commitment of L/C Applicant and the Application for Amendment to Letter of Credit / Party A’s Commitment for Amendment to Letter of Credit, advance payment voucher and etc. in relation to this Contract shall be an integral part of this Contract.

2.
The amount of deposit for individual business within the limits hereunder is the amount in RMB after conversion at the then effective foreign exchange rate or actual foreign amount. The applicant shall pay off related liabilities hereunder after conversion at the foreign exchange rate of payment date when it makes payment in accordance with this Contract.

3.	The Applicant Tianjin Binhai Shisheng Business and Trade Group Co., Ltd. shall early inform our bank of any intent to apply for financing from other financial institutions.

Article 12. Effectiveness of the Contract

This Contract shall come into effect upon signature and stamp by the parties hereto.

Article 13. This Contract is made in four copies with equal validity. Party A, Party B and the Guarantor shall hold one copy thereof respectively.

Party A’s Declaration: Party B has informed us of relevant terms and conditions (especially the terms and conditions in bold letter) according to law, and has explained the concept, content and legal effect of relevant provisions upon our request. We have been aware of and understanding the above-mentioned provisions.

Party A (signature and stamp)	Party B (signature and stamp)

Legal Representative:	Responsible Person:
or Authorized Representative:	or Authorized Representative:

Signing Date: September 13, 2012
Signed at: No. 54, Machang Road, Heping District, Tianjin